UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2014 tw telecom inc.
(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 566-1000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 5, 2014, tw telecom inc. held its Annual Meeting of Stockholders (the "Annual Meeting"). The following is a summary of the matters voted on at the meeting as described in the Company's Definitive Proxy Statement filed on April 28, 2014, and the voting results for each matter.

1.	The seven nominees for director were elected to serve terms continuing until the 2015 Annual Meeting, or until their successors are duly elected and qualified, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory J. Attorri	130,481,662	533,392	3,462,685
Irene M. Esteves	130,946,461	68,593	3,462,685
Spencer B. Hays	130,349,312	665,742	3,462,685
Larissa L. Herda	129,375,869	1,639,185	3,462,685
Kevin W. Mooney	127,673,281	3,341,773	3,462,685
Kirby G. Pickle	127,673,281	3,341,773	3,462,685
Roscoe C. Young, II	127,665,687	3,349,367	3,462,685

2.	The appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for 2014 was ratified by the following shareholder vote:

Votes For	134,170,926
Votes Against	298,437
Abstentions	8,376

3.	The compensation of the named executive officers for 2013 was approved by the following shareholder vote:

Votes For	121,699,327
Votes Against	8,629,094
Abstentions	686,633
Broker Non-Votes	3,462,685

4.	The material terms of performance goals for our Amended and Restated 2000 Employee Stock Plan were approved by the following shareholder vote:

Votes For	127,694,225
Votes Against	3,310,185
Abstentions	10,644
Broker Non-Votes	3,462,685

5.
A shareholder proposal requesting the Board of Directors to adopt a policy, and amend the by-laws as necessary, to require that the Chairman be an independent member of the Board was defeated by the following shareholder vote:

Votes For	17,634,111
Votes Against	113,341,452
Abstentions	39,491
Broker Non-Votes	3,462,685

Item 8.01 Other Events

Following the Annual Meeting, the Board determined that Mr. Young's committee membership would rotate from the Audit Committee to the Nominating and Governance Committee. Mr. Young will continue to serve as Chairman of the Compensation Committee. The Board also appointed Ms. Esteves to serve on the Audit Committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Senior Vice President and General Counsel

June 11, 2014